FingerMotion Awarded Multiple Contracts to Deliver Vehicles Equipped With Advanced Satellite Communication Command Platform

SINGAPORE / NEWSFILE / JANUARY 23, 2025 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services, data and technology company, is pleased to announce that it has been awarded contracts from various agencies to equip emergency response system vehicles with FingerMotion’s Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”), in order to enhance these agencies’ communication and coordination capabilities.

These contracts had been previously secured through a competitive public tender process that rigorously reviewed our technical capability, cost-effectiveness, and regulatory compliance. Our subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) emerged as the clear and preferred partner, offering tailored solutions that meet and exceed the requirements of our customers.

“This next step in our Emergency Response Program reaffirms our position as a trusted leader in the space of rapid emergency response solutions,” said Martin Shen, CEO of FingerMotion. “Our C2 Platform equipped emergency response vehicle bridges communication gaps during emergencies, enabling first responders to act swiftly and effectively while working on time-critical rescue and response efforts. These new contracts reflect the growing trust the emergency response agencies place in our solutions and our ability to consistently deliver innovation, and reliability. We plan to aggressively expand the market reach of our emergency response solutions through collaboration with our partners in this space.”

As previously noted, the program has been jointly designed and developed by JiuGe Technology and SAIC Motor Corporation Ltd. (“SAIC Maxus”). The emergency response vehicle features the Advanced Satellite Emergency Command Platform, which includes a unified in-vehicle communications unit, a smart PTZ (pan-tilt-zoom) camera, a satellite communications terminal for continuous video, voice, and data communication, an unmanned aerial vehicle, and a multimedia command and dispatch system integrating with multiple mobile (4G/5G), satellite, and private networks.

By incorporating mobile and satellite connectivity, the platform ensures uninterrupted communication for first responders and agencies even in the most challenging environments. This allows for accurate, critical information to be received in real-time, enabling effective decision-making and mission planning.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

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